UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2007

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 24, 2007, Arnold D. Levitt, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Franklin Electronic Publishers, Incorporated (the “Corporation”), submitted his resignation upon his retirement as Chief Financial Officer, Treasurer and Secretary of the Corporation effective September 4, 2007. Mr. Levitt will remain as Senior Vice President of the Corporation until November 14, 2007 to provide for an orderly transition.

On July 26, 2007, the Board of Directors appointed Frank Musto as Chief Financial Officer, Treasurer and Secretary of the Corporation effective September 4, 2007.

Prior to joining the Corporation, Mr. Musto, age 50, served, since April 2002, as Chief Financial Officer of Polarome International, Inc. (“Polarome”), a manufacturer and distributor of oils, aroma, chemicals, fragrances, flavors, perfumes and raw chemicals. Mr. Musto was also a member of the Executive Committee and Advisory Board of Directors of Polarome. From July 2000 through September 2001, Mr. Musto served as Chief Financial Officer, Treasurer and Secretary and was a member of the Board of Directors of MatchbookFX Holdings, Inc. Mr. Musto was also Vice President, Chief Financial Officer and a member of the Board of Directors of JLM Industries, Inc., a NASDAQ listed company, from 1986 through May 2000.

Pursuant to the terms of Mr. Musto’s employment with the Corporation, he will earn a base salary of $200,000 and will receive an annual car allowance of $10,000 and reimbursement for relocation expenses of up to $7,500. Mr. Musto will be granted stock options to purchase 30,000 shares of the Corporation’s common stock. The options will vest in equal installments over four years from the date of grant and will expire ten years from the date of grant. Mr. Musto will also be eligible to participate in the Corporation’s Senior Executive Bonus Plan. If Mr. Musto’s employment is terminated by the Corporation (other than for cause) during the first three years of his employment with the Corporation, he will receive a severance payment equal to three months of his then base salary and continuation of benefits for a period of three months following termination. If Mr. Musto is terminated by the Corporation following his first three years of employment with the Corporation, he will receive severance equal to one month’s then base salary and continuation of benefits for one month, for each year of employment up to a maximum of 6 months for the entire term of employment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: July 30, 2007	By:	/s/ Barry Lipsky
	Name:	Barry Lipsky
	Title:	President and Chief Executive Officer